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                                                                    EXHIBIT 23.2
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cardinal Health, Inc. for the registration of debt securities and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Annual Report (Form 10-K) of Cardinal Health, Inc. for the year ended June 30, 1996, filed with the Securities and Exchange Commission.




                                                        /s/ Ernst & Young LLP
                                                        ERNST & YOUNG LLP

San Diego, California
March 28, 1997